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                                                                     EXHIBIT 8.1


                                LEGAL OPINION OF

                             PEDERSEN & HOUPT, P.C.

                      (PEDERSEN & HOUPT, P.C. LETTERHEAD)


                               November 13, 1998




SpinCycle, Inc.
15990 North Greenway/Hayden Loop
Scottsdale, AZ 85260


Ladies and Gentlemen:

     You have requested our opinion regarding certain material United States federal income tax considerations under the heading "Certain Federal Income Tax Consequences" in the Registration Statement on Form S-4 (the "Registration Statement") filed by SpinCycle, Inc. (the "Issuer") on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer, made by the Issuer, to exchange an aggregate amount at maturity of up to $144,990,000 of 12 3/4% Senior Discount Notes Due 2005 (the "New Notes") of the Issuer, for a like principal amount of the issued and outstanding 12 3/4% Senior Discount Notes Due 2005 (the "Old Notes") of the Issuers from the holders thereof. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

     We have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion described herein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant all as in effect on the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are

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November 13, 1998
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subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions. This opinion does not deal with special tax situations, such as the holding of the Notes as part of a straddle with other investments, or situations in which the functional currency of a Holder is not the U.S. dollar. All references contained herein refer to terms defined in the Registration Statement, unless defined in this opinion.

   Based upon the foregoing, it is our opinion that:

A. The exchange of Old Notes for New Notes will not be treated as an exchange for federal income tax purposes.

B. The New Notes will be treated as indebtedness and not as equity for federal income tax purposes.

C. The New Notes will be considered as having been issued with more than a de minimis amount of original issue discount for federal income tax purposes.

D. No part of the stated interest on the New Notes will be qualified stated interest, and therefore, the stated redemption price at maturity of the New Notes will equal their principal amount at maturity plus all stated interest.

E.   The New Notes will constitute applicable high yield discount obligations.

F. A U.S. holder will recognize taxable gain or loss on the sale or redemption of the New Notes equal to the difference between the amount realized from such sale or redemption and his or her adjusted tax basis in such New Notes.

G. A U.S. holder will not recognize any taxable gain or loss on the exchange of New Notes for the Old Notes.


   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the discussion of this opinion in the prospectus included therein. In giving this consent, we do not thereby admit that

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November 13, 1998
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we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.


                                                 Sincerely,



                                                 /s/ Pedersen & Houpt, P.C.